Exhibit 10.3
FORM OF VOTING SUPPORT AGREEMENT
This Voting Support Agreement (this “Agreement”), dated as of February 29, 2024, is entered into by and between Bakkt Holdings, Inc., a Delaware corporation (the “Company”), and Intercontinental Exchange Holdings, Inc. (the “Supporting Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Securities Purchase Agreements (as defined below).
RECITALS
WHEREAS, the Company is entering into, or has entered into two Securities Purchase Agreements (together, the “Securities Purchase Agreements”) with certain investors identified on the signature pages thereto (together, the “Investors”), pursuant to which (and subject to the terms and conditions set forth therein) the Company will issue and sell to the Investors, and the Investors will purchase from the Company, certain shares of the Company’s Class A common stock (or, in lieu of such shares, pre-funded warrants to purchase shares of the Company’s Class A common stock) and warrants (the “Warrants”) to purchase the Company’s Class A common stock;
WHEREAS, as of the date hereof, the Supporting Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)), of and is entitled to dispose of, or to direct the disposition of, and vote, or to direct the voting of, the shares of the Company’s Class A common stock or Class V common stock indicated, the currently owned amount of which is on the Supporting Stockholder’s signature page below (the “Owned Shares”; the Owned Shares and any additional securities of the Company (or any securities convertible into or exercisable or exchangeable for shares of the Company’s Class A common stock or Class V common stock) in which the Supporting Stockholder acquires record and/or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities, or upon exercise or conversion of any securities, the “Covered Shares”); and
WHEREAS, as a condition and inducement to the willingness of the Investors (other than the Supporting Stockholder) to enter into the applicable Securities Purchase Agreement, the Company agreed to deliver this Agreement executed by the Supporting Stockholder to such Investors at or prior to the closing of the consummation of the transactions contemplated by the Securities Purchase Agreements.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Supporting Stockholder hereby agree as follows:
(1)Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 2, and, as applicable, except to the extent limited by the terms of the Voting Agreement, dated October 15, 2021, by and between the Company and Intercontinental Exchange Holdings, Inc. (the “ICE Voting Amendment”), the Supporting Stockholder, in its direct or indirect capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the Company’s Stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) convened pursuant to Section 4.12 of the Securities Purchase Agreement to which the Supporting Stockholder is a party (the “ICE SPA”), the Supporting Stockholder shall, and shall cause any other holder of record of any of the Supporting Stockholder’s Covered Shares to:
(a)if and when such meeting is held, appear at such meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;
(b)vote, or cause to be voted (including via proxy), at such meeting all of the Covered Shares owned as of the record date for such meeting to approve any matters necessary or reasonably requested by the Company to enable the Company to issue any shares of Class A common stock and the shares of Class A common stock underlying the related Warrants (as defined in the Securities Purchase Agreements) that may not be issued pursuant the Securities Purchase Agreements without first obtaining stockholder approval under the rules and regulations of the New York Stock Exchange and to enable the Company to issue the shares of Class A common stock under the alternative cashless exercise provision of the Class 2 Warrants (as defined in the Securities Purchase Agreements); and
(c)the Supporting Stockholder hereby revokes any and all previous proxies granted or has caused the holder(s) of record of any Covered Shares to revoke any and all previous proxies granted with respect to the Covered Shares, other than the ICE Voting Agreement, as applicable.
For clarity, any vote cast pursuant to this Section (1) will (i) give effect to the ICE Voting Agreement and (ii) be calculated consistent with the Listed Company Manual of the New York Stock Exchange, in each case, as applicable.
(2)Termination. This Agreement shall automatically terminate, without any notice or other action by any parties hereto, be void ab initio and no parties hereto shall have any further obligations or liabilities under this Agreement, upon the earliest of (a) the Company obtaining Stockholder Approval and (b) the termination of the ICE SPA (the earliest such date under clause (a) or (b) being referred to herein as the “Termination Date”); provided, that termination of this Agreement shall not relieve any parties hereto from any liability for any breach of, or actual and intentional fraud in connection with, this Agreement prior to such termination.
(3)Representations and Warranties of the Supporting Stockholder. The Supporting Stockholder hereby represents and warrants as follows:
(a)The Supporting Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) and/or record owner of, and, directly or indirectly, has good, valid and marketable title to, the Owned Shares, free and clear of liens (other than as created by this Agreement or the organizational documents of the Company or arising under applicable securities laws). As of the date hereof, other than the Owned Shares, the Supporting Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).
(b)The Supporting Stockholder, other than as set forth in the ICE Voting Agreement, (i) except as provided in this Agreement, has full or, with an Affiliate of the Supporting Stockholder, shared voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Supporting Stockholder’s Covered Shares, (ii) has not entered into or caused or permitted any Affiliate to enter into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (iii) has not granted or caused or permitted any Affiliate to grant a proxy or power of attorney with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into or caused or permitted any Affiliate to enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
(c)The Supporting Stockholder, (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or, (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Supporting Stockholder and constitutes a valid and binding agreement of the Supporting Stockholder enforceable against the Supporting Stockholder in accordance with its terms, subject to the exceptions set forth in the last sentence of Section 3.2(a) of the ICE SPA.
(d)The execution, delivery and performance of this Agreement by the Supporting Stockholder do not, and the consummation of the transactions contemplated hereby, will not, constitute or result in,

(i) if the Supporting Stockholder is a legal entity, a breach or violation of, or a default under, the certificate of incorporation, bylaws, limited liability company agreement or similar governing documents of the Supporting Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a lien (other than as created by this Agreement or the organizational documents of the Company or arising under applicable securities laws) on the Covered Shares pursuant to any contract binding upon the Supporting Stockholder or under any applicable law to which the Supporting Stockholder is subject, (iii) a conflict with, or constitute breach, violation, or default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract, agreement, indenture or instrument to which the Supporting Stockholder is a party, or (iv) any change in the rights or obligations of any parties hereto under any contract legally binding upon the Supporting Stockholder, except, in the case of clauses (ii) through (iv) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Supporting Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(e)As of the date of this Agreement, there is no action, proceeding or, to the Supporting Stockholder’s knowledge, investigation pending against the Supporting Stockholder or, to the knowledge of the Supporting Stockholder, threatened against the Supporting Stockholder that questions the beneficial or record ownership of the Supporting Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Supporting Stockholder of its obligations under this Agreement.
(4)Certain Covenants of the Supporting Stockholder. Except in accordance with the terms of this Agreement, the Supporting Stockholder shall not, and shall cause each of its Affiliates not to, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement. Such covenant shall in no way impact the Supporting Stockholder’s obligations under and its ability to comply with the terms of the ICE Voting Agreement, as applicable.
(5)Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 5.
“Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person; provided, however, that in no case shall the Company or any of its Subsidiaries be deemed to be an Affiliate of the Supporting Stockholder. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.
(6)Further Assurances. From time to time, at the Company’s request and without further consideration, the Supporting Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

(7)Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed the Company and the Supporting Stockholder.
(8)Notices. All notices, requests and other communications to any of the parties hereto shall be in writing (including email transmission, so long as a receipt of such email is requested and received) and shall be given,
(a)if to the Company:
Bakkt Holdings, Inc.
1000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009
Telephone: 678-534-5849
Attention: General Counsel
Email: legal-notices@bakkt.com

with a copy (for informational purposes only) to:
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746
Attention: J. Matthew Lyons
Email: mlyons@wsgr.com
(b)if to the Supporting Stockholder, to such address indicated on the Company’s records with respect to the Supporting Stockholder or to such other address or addresses as the Supporting Stockholder may from time to time designate in writing.
All such notices, requests and other communications will be deemed to have been delivered: (i) upon receipt, when delivered personally; (iii) upon delivery, when sent by electronic mail; or (iii) two (2) Business Days after deposit with a  U.S. nationally recognized overnight courier service, in each case properly addressed to the party to receive the same.
(9)Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(10)Third-Party Beneficiaries. Each of the Supporting Stockholder and the Company acknowledges and agrees that this Agreement is being entered into in order to induce the Investors (other than the Supporting Stockholder) to execute and deliver the Securities Purchase Agreements, and without the representations, warranties, covenants and agreements of the Supporting Stockholder set forth herein, the Investors would not enter into the Securities Purchase Agreements. Notwithstanding the foregoing, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(11)Governing Law and Venue; Service of Process; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of

Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (a) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (c) such Person’s property is exempt or immune from execution, (d) such legal proceeding is brought in an inconvenient forum or (e) the venue of such legal proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(12)Assignment; Successors. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other party hereto and, in the case of assignment by the Supporting Stockholder, without the prior written approval of the Investors representing a majority of the Class A common stock being purchased under each of the Securities Purchase Agreements. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of this Agreement without the consent required by this Section 12 is null and void.
(13)Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company will be entitled to specific performance hereunder. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
(14)Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(15)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement (it being understood that the parties need not sign the same counterpart) and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf signature or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

COMPANY:

BAKKT HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Voting Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SUPPORTING STOCKHOLDER:

INTERCONTINENTAL EXCHANGE HOLDINGS, INC.

By:
Name:
Title:

Owned Shares Held Directly:

Common Stock: 174,793,798
Comprised of:
Class A Common Stock: 4,714,336
Class V Common Stock: 170,079,462
Signature Page to Voting Support Agreement